Household Reports Record Second Quarter Results;
12th Consecutive Record Quarter

o Earnings Per Share Increase 16%, to $.93
o Net Income Rises 14%, to $439 Million
o Receivables Up 15%, to $91.5 Billion
o Revenues Grow 19%

     Prospect Heights, IL, July 18, 2001 -- Household International (NYSE: HI) today reported record earnings per share of $.93, up 16 percent from a year ago. Net income rose 14 percent, to $439.0 million, from $383.9 million for the second quarter of 2000.

     William F. Aldinger, Household's chairman and chief executive officer, said, "We had a terrific quarter - our 12th consecutive quarter of record results. Given the softening economic environment, I am particularly pleased with our ability to consistently deliver strong, quality earnings.

     "Results for the quarter were excellent" Aldinger added. "We enjoyed strong receivable and revenue growth compared to a year ago, with all of our businesses performing well. In addition, delinquency was stable in the quarter, while chargeoffs rose modestly, consistent with our expectations. We further strengthened our balance sheet and passed the halfway point in our share repurchase goal for the year.

     "Our strong performance to date has positioned us well to achieve another record year in 2001," Aldinger concluded.

Receivable Growth
     The company's managed portfolio grew 15 percent above the prior year, to $91.5 billion. All consumer products contributed to the increase, with the strongest growth in the real estate secured portfolio. This portfolio was up 17 percent over the year-ago period and comprises 43.5 percent of the total managed portfolio.

     On a sequential basis, managed receivables grew $3.2 billion, or an annualized 14 percent, led by strong growth in the HFC and Beneficial branch network.

Revenues
     Led by higher receivable volume and a wider net interest margin, managed net revenues grew $395 million, or 19 percent, from a year ago.

     Household's managed net interest margin of $1.9 billion increased 19 percent from the prior year. The managed net interest margin percent widened to
8.34 percent from 8.17 percent a year ago and 8.22 percent in the first quarter. The increase was driven by lower funding costs.

     Managed fee income increased $43 million, or 12 percent, compared to the second quarter of 2000, principally reflecting higher levels of credit card fees. Other income increased over the prior year but declined from the first quarter level, which benefited from seasonal tax refund lending revenues.

     The   company's   risk   adjusted   revenue   (managed  net  revenues  less
securitization revenues and chargeoffs) expanded to 7.53 percent from 7.37 percent a year ago.

Operating Expenses
     Operating expenses rose 16 percent from a year ago, driven by higher sales incentives as well as increases in compensation and other costs to support the company's growing portfolio. Higher technology spending also contributed to the increase. Household's efficiency ratio was 35.5 percent in the second quarter, essentially flat with the first quarter and improved from 36.5 percent a year ago.

Credit Quality and Loss Reserves
     At June 30th, the managed delinquency ratio (60+days) was 4.27 percent, stable with 4.25 percent in the first quarter. The managed delinquency ratio a year ago was 4.16 percent . The annualized managed net chargeoff ratio for the second quarter was 3.71 percent, essentially unchanged from the year-ago quarter and up modestly from 3.56 percent in the first quarter. Virtually all of the increase in the quarter was due to higher bankruptcy filings in the MasterCard/Visa and other unsecured portfolios.

     The company increased its credit loss reserves by $116 million during the quarter. Managed credit loss reserves exceeded $3.4 billion at June 30th, up $508 million from a year ago. The ratio of reserves-to-managed receivables was
3.78 percent at June 30th,  unchanged  from the first  quarter level and up from
3.69 percent a year ago. Reserves-to-nonperforming loans were 109.9 percent at June 30th compared to 107.6 percent at March 31st and 113.0 percent a year ago.

Capital
     The ratio of tangible equity to tangible managed assets improved to 7.61 percent at June 30th, compared to 7.54 percent at March 31st and 7.23 percent a year earlier.

     In connection with its $2 billion share repurchase program, announced on March 9, 1999, Household bought back 2.3 million shares in the second quarter, totaling $141 million. During the second quarter Household entered into agreements with third parties to purchase, on a forward basis, approximately 2.3 million shares of common stock at a weighted average price of $64.86 per share.

     For the first six months of the year, the company has repurchased 11.1 million shares under the program. Household also announced during the second quarter a new $2 billion stock repurchase program, which will go into effect the earlier of the completion of the current program or December 31, 2001.

Notice of Live Webcast
     Household will broadcast its second quarter earnings teleconference call over the Internet on its website at www.household.com. The call will begin at 9:00 am Central Daylight Time on July 18, 2001. A replay will also be available shortly after the end of the call.

     Household's businesses are leading providers of consumer loans, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household's largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private label and general purpose credit cards, including the GM
Card and the AFL-CIO's Union Plus card. For more information, visit the company's web site at www.household.com.

     This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's Annual Report on Form 10-K, filed with the SEC.

CONTACTS:
     Craig A. Streem, Vice President -- Corporate Relations and Communications (847 564-6053), or Celeste M. Murphy, Director -- Investor Relations
(847  564-7568), both of Household International



Quarterly Financial Supplement

June 30, 2001 - Quarterly Highlights
-------------------------------------------------------------------------------
Summary Managed Income Statement                                      % Change
                                    Three Months Ended              from Prior
                                   --------------------------------------------
($ millions)                         6/30/01    3/31/01    6/30/00 Qtr.    Year
-------------------------------------------------------------------------------
Managed-basis net interest margin
   and other revenues (1)          $2,487.2  $ 2,481.5 $ 2,092.5  0.2 %  18.9 %
Managed-basis provision for credit
   losses (1)                         934.8     932.8     744.3   0.2    25.6
Operating expenses                    882.7     883.1     762.8     -    15.7
--------------------------------------------------------------------------------
Income before income taxes            669.7     665.6     585.4   0.6    14.4
Income taxes                          230.7     233.8     201.5  (1.3)   14.5
--------------------------------------------------------------------------------
Net income                         $  439.0  $  431.8  $  383.9   1.7    14.4
--------------------------------------------------------------------------------

Common Stock Data
--------------------------------------------------------------------------------
Basic earnings per common share    $    .94  $    .92  $    .80   2.2 %  17.5 %
Diluted earnings per common share       .93       .91       .80   2.2    16.3
--------------------------------------------------------------------------------
Average common shares (millions)      463.0     466.0     473.3  (0.6)   (2.2)
Average common and equivalent
    shares (millions)                 469.6     472.0     477.0  (0.5)   (1.6)
------------------------------------------------------------------------------
Common stock price:
     High                          $  69.98  $  62.00  $  48.19  12.9    45.2
     Low                              57.45     52.00     36.00  10.5    59.6
     Period end                       66.70     59.24     41.56  12.6    60.5
-------------------------------------------------------------------------------
Dividends declared per common share$    .22  $    .19  $    .19  15.8    15.8
Book value per common share           17.94     17.23     15.28   4.1    17.4
-------------------------------------------------------------------------------

Key Ratios
-------------------------------------------------------------------------------
Return on average common shareholders'
    equity                             21.4%     21.6%     21.5% (0.9)   (0.5)%
Return on average owned assets         2.21      2.21      2.27    -     (2.6)
Return on average managed assets       1.78      1.77      1.78   0.6       -
Managed efficiency ratio               35.5      35.6      36.5  (0.3)   (2.7)
Managed net interest margin            8.34      8.22      8.17   1.5     2.1
Total shareholders' equity as a
   percent of managed assets           9.28      9.24       9.06  0.4     2.4
Tangible equity to tangible
   managed assets                      7.61      7.54       7.23  0.9     5.3
--------------------------------------------------------------------------------

     (1) To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio. Policyholders' benefits have been netted against other revenues.

Year to Date Highlights
-----------------------------------------------------------------------------
Summary Managed Income Statement               Six Months Ended
                                             --------------------------------
($ millions)                                  6/30/01    6/30/00   % Change
-----------------------------------------------------------------------------
Managed-basis net interest margin and
   other revenues (1)                    $    4,968.7  $ 4,257.7      16.7 %
Managed-basis provision for credit
   losses (1)                                 1,867.6    1,560.5      19.7
Operating expenses                            1,765.8    1,546.3      14.2
-----------------------------------------------------------------------------
Income before income taxes                    1,335.3    1,150.9      16.0
Income taxes                                    464.5      394.1      17.9
-----------------------------------------------------------------------------
Net income                                      870.8  $   756.8      15.1
-----------------------------------------------------------------------------

Common Stock Data
-------------------------------------------------------------------------------
Basic earnings per common share           $      1.86  $    1.59      17.0 %
Diluted earnings per common share                1.84       1.58      16.5

-------------------------------------------------------------------------------
Average common shares (millions)                464.5      471.9      (1.6)
Average common and equivalent shares
    (millions)                                  470.8      475.5      (1.0)
-------------------------------------------------------------------------------
Common stock price:
     High                                       69.98  $   48.19       45.2
     Low                                        52.00      29.50       76.3
     Period end                                 66.70      41.56       60.5
-------------------------------------------------------------------------------
Dividends declared per common share         $     .41   $    .36   $   13.9
-------------------------------------------------------------------------------


Key Ratios
-------------------------------------------------------------------------------
Return on average common shareholders' equity    21.5 %     21.8 %     (1.4)%
Return on average owned assets                   2.21       2.32       (4.7)
Return on average managed assets                 1.77       1.80       (1.7)
Managed efficiency ratio                         35.5       36.3       (2.2)
Managed net interest margin                      8.28       8.24        0.5
----------------------------------------------------------------------------

Consolidated Statements of Income - Owned Basis

Three Months
----------------------------------------------------------------------------
                                                                   % Change
                                   Three Months Ended            from Prior
----------------------------------------------------------------------------
($ millions)                     6/30/01  3/31/01   6/30/00    Qtr.     Year
----------------------------------------------------------------------------
Finance and other interest
   income                     $  2,451.2 $2,430.3  $2,083.4     0.9 %   17.7
Interest expense                 1,048.4  1,106.8     933.0    (5.3)    12.4
----------------------------------------------------------------------------
Net interest margin              1,402.8  1,323.5   1,150.4     6.0     21.9
Provision for credit losses on
    owned receivables              657.1    703.6     495.6    (6.6)    32.6
-----------------------------------------------------------------------------
Net interest margin after
    provision for credit losses    745.7    619.9     654.8    20.3     13.9
-----------------------------------------------------------------------------
Securitization revenue             400.6    406.3     355.6    (1.4)    12.7
Insurance revenue                  159.3    158.6     131.8     0.4     20.9
Investment income                   37.8     41.8      42.5    (9.6)   (11.1)
Fee income                         232.7    237.9     195.9    (2.2)    18.8
Other income                        49.4    161.7      31.9   (69.4)    54.9
-----------------------------------------------------------------------------
Total other revenues               879.8  1,006.3     757.7   (12.6)    16.1
-----------------------------------------------------------------------------
Salaries and fringe benefits       387.2    377.6     321.5     2.5     20.4
Sales incentives                    73.6     54.5      57.4    35.0     28.2
Occupancy and equipment expense     83.7     83.5      75.6     0.2     10.7
Other marketing expenses           129.0    135.2     125.3    (4.6)     3.0
Other servicing and administrative
    expenses                       171.7    193.4     144.1   (11.2)    19.2
Amortization of acquired
    intangibles and goodwill        37.5     38.9      38.9    (3.6)    (3.6)
Policyholders' benefits             73.1     77.5      64.3    (5.7)    13.7
-------------------------------------------------------------------------------
Total costs and expenses            955.8   960.6     827.1    (0.5)    15.6
-------------------------------------------------------------------------------
Income before income taxes          669.7   665.6     585.4     0.6     14.4
Income taxes                        230.7   233.8     201.5    (1.3)    14.5
-------------------------------------------------------------------------------
Net income                          439.0   431.8     383.9     1.7     14.4
Preferred dividends                  (2.3)   (2.3)     (2.3)     -       -
-------------------------------------------------------------------------------
Earnings available to common
     shareholders                $  436.7  $ 429.5  $ 381.6     1.7 %   14.4 %
-------------------------------------------------------------------------------
Effective tax rate                   34.4 %   35.1 %   34.4 %  (2.0) %    - %
-------------------------------------------------------------------------------

Balance Sheet Data
-------------------------------------------------------------------------------
($ millions)                              6/30/01        3/31/01       6/30/00
-------------------------------------------------------------------------------
Owned assets                        $    80,977.6   $   78,253.3    $ 70,469.7
Managed assets                          100,761.3       97,820.3      89,035.9
Managed receivables                      91,538.5       88,372.6      79,945.0
Debt                                     67,792.1       65,164.0      59,076.4
Trust originated preferred securities       875.0          875.0         675.0
Preferred stock                             164.4          164.4         164.4
Common shareholders' equity               7,896.4        7,616.7       7,224.7
Total shareholders' equity as a
   percent of managed assets                 9.28 %         9.24 %        9.06%
Tangible equity to tangible managed assets   7.61           7.54          7.23
-------------------------------------------------------------------------------


Six Months
------------------------------------------------------------------------------
                                                  Six Months Ended
------------------------------------------------------------------------------
($ millions)                               6/30/01       6/30/00     % Change
------------------------------------------------------------------------------
Finance and other interest income        $ 4,881.5    $  4,008.3      21.8  %
Interest expense                           2,155.2       1,754.7      22.8
------------------------------------------------------------------------------
Net interest margin                        2,726.3       2,253.6      21.0
Provision for credit losses on
    owned receivables                      1,360.7       1,017.7      33.7
------------------------------------------------------------------------------
Net interest margin after provision
    for credit losses                      1,365.6       1,235.9      10.5
------------------------------------------------------------------------------
Securitization revenue                       806.9         702.0      14.9
Insurance revenue                            317.9         266.8      19.2
Investment income                             79.6          83.3      (4.4)
Fee income                                   470.6         375.2      25.4
Other income                                 211.1         165.2      27.8
------------------------------------------------------------------------------
Total other revenues                       1,886.1       1,592.5      18.4
------------------------------------------------------------------------------
Salaries and fringe benefits                 764.8         623.6      22.6
Sales incentives                             128.1         100.2      27.8
Occupancy and equipment expense              167.2         151.1      10.7
Other marketing expenses                     264.2         258.4       2.2
Other servicing and administrative
    expenses                                 365.1         330.9      10.3
Amortization of acquired intangibles and
    goodwill                                  76.4          82.1      (6.9)
Policyholders' benefits                      150.6         131.2      14.8
------------------------------------------------------------------------------
Total costs and expenses                   1,916.4       1,677.5      14.2
------------------------------------------------------------------------------
Income before income taxes                 1,335.3       1,150.9      16.0
Income taxes                                 464.5         394.1      17.9
------------------------------------------------------------------------------
Net income                                   870.8         756.8      15.1
Preferred dividends                           (4.6)         (4.6)        -
------------------------------------------------------------------------------
Earnings available to common
    shareholders                         $   866.2     $   752.2      15.2 %
------------------------------------------------------------------------------
Effective tax rate                            34.8 %        34.2 %     1.8 %
------------------------------------------------------------------------------


Consolidated Statements of Income - Managed Basis
-------------------------------------------------------------------------------
    Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.

                                                                                               % Change
Three Months                                                                                  from Prior
----------------------------------------------------------------------------------------------------------
($ millions)                          6/30/01   (1)     3/31/01   (1)   6/30/00    (1)     Qtr.    Year
----------------------------------------------------------------------------------------------------------
Finance and other interest income  $  3,216.8  14.17 % $3,246.8  14.58% $2,839.6  14.54%  (0.9)%   13.3 %
Interest expense                      1,322.5   5.83    1,417.0   6.36   1,244.8   6.37   (6.7)     6.2
----------------------------------------------------------------------------------------------------------
Net interest margin                   1,894.3   8.34 %  1,829.8   8.22%  1,594.8   8.17%   3.5     18.8
Provision for credit losses             934.8             932.8            744.3           0.2     25.6
----------------------------------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses                    959.5             897.0            850.5           7.0     12.8
----------------------------------------------------------------------------------------------------------
Insurance revenue                       159.3             158.6            131.8           0.4     20.9
Investment income                        37.8              41.8             42.5          (9.6)   (11.1)
Fee income                              396.3             393.2            353.3           0.8     12.2
Securitization related revenue           23.2             (26.1)             2.5          100+      100+
Other income                             49.4             161.7             31.9         (69.4)    54.9
----------------------------------------------------------------------------------------------------------
Total other revenues                    666.0             729.2            562.0          (8.7)    18.5
Operating expenses and
   policyholders' benefits              955.8             960.6            827.1          (0.5)    15.6
---------------------------------------------------------------------------------------------------------
Income before income taxes              669.7             665.6            585.4           0.6     14.4
Income taxes                            230.7             233.8            201.5          (1.3)    14.5
---------------------------------------------------------------------------------------------------------
Net income                         $    439.0        $    431.8       $    383.9           1.7     14.4
----------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured           $ 38,779.6        $ 37,338.5       $ 31,912.0           3.9 %   21.5 %
     Auto finance                     4,947.9           4,682.9          3,602.6           5.7     37.3
     MasterCard/Visa (2)             16,969.9          17,119.7         15,748.2          (0.9)     7.8
     Private label                   11,971.1          12,013.2         10,964.8          (0.4)     9.2
     Other unsecured                 16,691.5          16,366.9         14,154.5           2.0     17.9
     Commercial and other               566.9             581.5            719.5          (2.5)   (21.2)
----------------------------------------------------------------------------------------------------------
     Total                           89,926.9          88,102.7         77,101.6           2.1     16.6
Average noninsurance investments        420.9             525.0            563.0         (19.8)   (25.2)
Other interest-earning assets           454.6             448.5            431.2           1.4      5.4
----------------------------------------------------------------------------------------------------------
Average managed interest-
    earning assets                 $ 90,802.4        $ 89,076.2       $ 78,095.8           1.9 %   16.3 %
----------------------------------------------------------------------------------------------------------

(1) % Columns: comparison to average managed interest-earning assets, annualized.
(2) MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.


Summary of Securitization Related Revenue
------------------------------------------------------------------------------
                                                  Three Months Ended
------------------------------------------------------------------------------
($ millions)                       6/30/01         3/31/01        6/30/00
------------------------------------------------------------------------------
Gross gains                     $   160.4        $  105.9        $   96.8
Amortization                       (137.2)         (132.0)          (94.3)
------------------------------------------------------------------------------
Securitization related revenue       23.2           (26.1)            2.5
Over-the-life provision on new
   transactions                     120.4            79.7            72.3
------------------------------------------------------------------------------
Net effect of securitization
   activity                      $  (97.2)        $(105.8)       $  (69.8)
------------------------------------------------------------------------------
Receivables securitized          $1,371.6         $ 902.0        $1,004.0
------------------------------------------------------------------------------

Six Months
-------------------------------------------------------------------------------
                                 Six Months Ended
-------------------------------------------------------------------------------
($ millions)                     6/30/01  (1)     6/30/00   (1)      % Change
-------------------------------------------------------------------------------
Finance and other interest
     income                     $ 6,463.6   14.37%   $ 5,485.3   14.48%   17.8%
Interest expense                  2,739.5    6.09      2,365.0    6.24    15.8
--------------------------------------------------------------------------------
Net interest margin               3,724.1    8.28 %    3,120.3    8.24%   19.4
Provision for credit losses       1,867.6              1,560.5            19.7
--------------------------------------------------------------------------------
Net interest margin after
   provision for credit losses    1,856.5              1,559.8            19.0
--------------------------------------------------------------------------------
Insurance revenue                   317.9                266.8            19.2
Investment income                    79.6                 83.3            (4.4)
Fee income                          789.5                686.1            15.1
Securitization related revenue       (2.9)                67.2           (100+)
Other income                        211.1                165.2            27.8
-------------------------------------------------------------------------------
Total other revenues              1,395.2              1,268.6            10.0
Operating expenses and
   policyholders' benefits        1,916.4              1,677.5            14.2
-------------------------------------------------------------------------------
Income before income taxes        1,335.3              1,150.9            16.0
Income taxes                        464.5                394.1            17.9
-------------------------------------------------------------------------------
Net income                        $ 870.8              $ 756.8            15.1
-------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured       $ 38,059.1           $ 29,784.5            27.8
     Auto finance                 4,815.4              3,398.5            41.7
     MasterCard/Visa (2)         17,044.8             15,709.0            8.5
     Private label               11,992.1             11,068.1            8.3
     Other unsecured             16,529.2             14,019.8           17.9
     Commercial and other           574.2                744.8          (22.9)
-------------------------------------------------------------------------------
     Total                       89,014.8             74,724.7           19.1
Average noninsurance investment     474.4                610.5          (22.3)
Other interest-earning assets       451.5                428.6            5.3
-------------------------------------------------------------------------------
Average managed interest-
     earning assets            $ 89,940.7           $ 75,763.8           18.7 %
-------------------------------------------------------------------------------


Summery of Securitization Related Revenue               Six Months Ended
---------------------------------------------------------------------------
($ millions)                                    6/30/01          6/30/00
--------------------------------------------------------------------------
Gross gains                                   $   266.3        $   261.2
Amortization                                     (269.2)          (194.0)
--------------------------------------------------------------------------
Securitization related revenue                     (2.9)            67.2
Over-the-life provision on new transactions       200.1            194.3
--------------------------------------------------------------------------
Net effect of securitization activity         $  (203.0)      $   (127.1)
--------------------------------------------------------------------------
Receivables securitized                       $ 2,273.6       $  2,476.0
--------------------------------------------------------------------------

Receivables Analysis

End of Period Managed Receivables
------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % Change from Prior
                                                                                                            ------------------
($ millions)                                         6/30/01            3/31/01              6/30/00          Qtr.     Year
------------------------------------------------------------------------------------------------------------------------------
Real estate secured                               $ 39,806.5         $ 38,004.8           $ 33,964.7           4.7 %   17.2 %
Auto finance                                         5,159.6            4,800.8              3,850.8           7.5     34.0
MasterCard/Visa                                     17,043.4           16,570.2             15,887.3           2.9      7.3
Private label                                       11,980.0           11,875.4             10,951.3           0.9      9.4
Other unsecured                                     16,991.5           16,548.7             14,597.2           2.7     16.4
Commercial and other                                   557.5              572.7                693.7          (2.7)   (19.6)
--------------------------------------------------------------------------------------------------------------------------------
Managed portfolio                                 $ 91,538.5         $ 88,372.6           $ 79,945.0           3.6 %   14.5 %
--------------------------------------------------------------------------------------------------------------------------------

Receivables (% of Managed Portfolio)
------------------------------------------------------------------------------------------------------------------------------
Real estate secured                                     43.5 %             43.0 %               42.5 %
Auto finance                                             5.6                5.4                  4.8
MasterCard/Visa                                         18.6               18.8                 19.8
Private label                                           13.1               13.4                 13.7
Other unsecured (1)                                     18.6               18.7                 18.3
Commercial and other                                      .6                 .7                   .9
------------------------------------------------------------------------------------------------------------------------------
Total                                                  100.0 %            100.0 %              100.0 %
------------------------------------------------------------------------------------------------------------------------------

End of Period Receivables ($ millions)
------------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                           $ 38,600.7         $ 36,686.8           $ 32,168.5           5.2 %   20.0 %
    Auto finance                                     2,039.0            1,988.0              1,753.7           2.6     16.3
    MasterCard/Visa                                  7,915.7            7,448.5              7,013.7           6.3     12.9
    Private label                                   10,330.0           10,225.4              9,801.3           1.0      5.4
    Other unsecured                                 12,311.9           11,884.2              9,947.9           3.6     23.8
    Commercial and other                               557.5              572.7                693.7          (2.7)   (19.6)
------------------------------------------------------------------------------------------------------------------------------
Total owned receivables                             71,754.8           68,805.6             61,378.8           4.3     16.9
------------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                              1,418.6            1,322.5              1,093.1           7.3     29.8
Credit loss reserve for owned receivables           (2,376.5)          (2,282.4)            (1,986.5)          4.1     19.6
Unearned credit insurance premiums and
    claims reserves                                   (832.4)            (767.8)              (593.7)          8.4     40.2
Amounts due and deferred from receivables sales      2,325.3            2,342.5              2,192.8          (0.7)     6.0
Reserve for receivables serviced with
    limited recourse                                (1,080.0)          (1,057.8)              (961.7)          2.1     12.3
------------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                        71,209.8           68,362.6             61,122.8           4.2     16.5
------------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                             1,205.8            1,318.0              1,796.2          (8.5)   (32.9)
     Auto finance                                    3,120.6            2,812.8              2,097.1          10.9     48.8
     MasterCard/Visa                                 9,127.7            9,121.7              8,873.6           0.1      2.9
     Private label                                   1,650.0            1,650.0              1,150.0             -     43.5
     Other unsecured                                 4,679.6            4,664.5              4,649.3           0.3      0.7
------------------------------------------------------------------------------------------------------------------------------
     Total receivables serviced with
         limited recourse                           19,783.7           19,567.0             18,566.2           1.1      6.6
------------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                    $ 90,993.5         $ 87,929.6           $ 79,689.0           3.5 %   14.2 %
--------------------------------------------------------------------------------------------------------------------------------

     (1) Personal homeowner loans are real estate secured loans that have been underwritten and priced as unsecured loans. Personal homeowner loans are included in the other unsecured line, and comprise 4.9% of Household's total managed portfolio at 06/30/01, 4.7% at 03/31/01, and 3.8% at 06/30/00.

Credit Quality / Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
----------------------------------------------------------------------------
As a percent of managed consumer receivables,
    excludes commercial.                      6/30/01    3/31/01     6/30/00
----------------------------------------------------------------------------
Real estate secured                             2.63 %     2.61  %     2.72 %
Auto finance                                    2.09       1.79        1.99
MasterCard/Visa                                 3.60       3.68        3.14
Private label                                   5.66       5.50        5.77
Other unsecured                                 8.43       8.37        7.92
----------------------------------------------------------------------------
Total                                           4.27 %     4.25  %     4.16 %
----------------------------------------------------------------------------
Quarter-to-Date Chargeoffs, Net of Recoveries
----------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
----------------------------------------------------------------------------
Real estate secured                              .48 %      .44 %       .47 %
Auto finance                                    4.47       5.15        4.28
MasterCard/Visa                                 6.82       6.27        5.57
Private label                                   5.09       5.08        5.43
Other unsecured                                 6.82       6.27        7.68
----------------------------------------------------------------------------
Total                                           3.71 %     3.56 %      3.74 %
----------------------------------------------------------------------------

Nonperforming Assets
----------------------------------------------------------------------------
($ millions)
----------------------------------------------------------------------------
Nonaccrual managed receivables            $ 2,232.5   $ 2,200.6   $ 1,841.8
Accruing managed receivables
    90 or more days delinquent                899.9       891.5       753.9
Renegotiated commercial loans                  12.3        12.3        12.3
----------------------------------------------------------------------------
Total nonperforming managed receivables     3,144.7   $ 3,104.4   $ 2,608.0
Real estate owned                             365.2       350.2       323.6
----------------------------------------------------------------------------
Total nonperforming assets                $ 3,509.9   $ 3,454.6   $ 2,931.6
----------------------------------------------------------------------------
Managed credit loss reserves as a percent
    of nonperforming managed receivables      109.9 %     107.6 %     113.0 %
----------------------------------------------------------------------------


Credit Loss Reserves
------------------------------------------------------------------------------------------------------------------------
($ millions)                                        6/30/01                 3/31/01               6/30/00
------------------------------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter                         $ 2,282.4              $ 2,111.9               1,909.7
Provision for credit losses                            657.1                  703.6                 495.6
Chargeoffs, net of recoveries                         (573.2)                (531.5)               (474.0)
Other, net                                              10.2                   (1.6)                 55.2
-----------------------------------------------------------------------------------------------------------------------
Reserves for owned receivables
    at end of quarter                                2,376.5  3.31 %(1)     2,282.4  3.32%(1)     1,986.5    3.24%(1)
------------------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter     1,057.8                1,082.3                951.4
Provision for credit losses                            277.7                  229.2                248.7
Chargeoffs, net of recoveries                         (255.9)                (248.1)              (241.9)
Other, net                                               0.4                   (5.6)                 3.5
------------------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter           1,080.0  5.46 %(1)     1,057.8   5.41%(1)     961.7     5.18%(1)
------------------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves at
   end of quarter                                  $ 3,456.5  3.78 %(1)   $ 3,340.2   3.78%(1)    2,948.2    3.69%(1)
------------------------------------------------------------------------------------------------------------------------

(1)  % Columns:  comparisons to appropriate receivables.